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                                                                    EXHIBIT 10.9

                PROMISSORY NOTE, SECURITY AGREEMENT AND PLEDGE

$1,500,000.00
Houston, Texas                                                 December 29, 1995

     FOR VALUE RECEIVED, TIETEK, INC., a Texas corporation ("Maker"), promises to pay to the order of NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation ("Payee"), in Houston, Texas, or at such other place in the United States of America as Payee may designate in writing, the principal sum of all advances of principal not to exceed in the aggregate ONE MILLION FIVE HUNDRED THOUSAND DOLLARS ($1,500,000.00), such amount being the aggregate amount of the Crosstie Loan (as defined in and made pursuant to the Crosstie Agreement referred to below), in lawful money of the United States of America, together with interest on the unpaid principal balance thereof, until the unpaid principal balance shall be paid in full at the per annum rate of interest equal to ten percent (10.00%); provided, however, that after maturity, whether maturity is brought about by acceleration as described in this Note or otherwise, the rate of interest shall be the highest lawful, non-usurious rate of interest then permitted under Texas law. Interest shall be calculated on the basis of a 365- or 366-day year as appropriate.

     This Note evidences the "Crosstie Loan," as defined in that certain Crosstie Purchase Option and Loan Agreement (the "Crosstie Agreement"), dated as of the date of this Note, by and among the Maker, North American Technologies Group, Inc., a Delaware corporation ("NATK"), and each of William T. Aldrich,
J. Denny Bartell and Henry W. Sullivan. All capitalized terms used but not otherwise defined herein have the meanings given them in the Crosstie Agreement.

     As of the date of this Note, $219,591.86 has been advanced under the Crosstie Loan, as reflected on Schedule 1 hereto, all of which was advanced on the date or dates reflected on such Schedule 1.

     All additional advances made by Payee to Maker under the Crosstie Loan pursuant to the provisions of the Crosstie Agreement shall be recorded by Payee and endorsed by Maker on Schedule 1, attached hereto and incorporated herein by this reference for all purposes. Payee agrees to make additional advances under the Crosstie Loan pursuant to the terms of the Crosstie Agreement. Each such advance shall constitute a portion of the principal amount due under this Note and shall be due and payable as provided in, and shall be subject to the terms and provisions of, this Note.

     1. The entire outstanding and unpaid principal amount of all advances evidenced by this Note, together with all unpaid interest and other amounts due with respect to this Note, shall be due and payable in full on the earlier to occur of:

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     (a) the date that is two (2) years after the earlier to occur of (i) the date that NATK provides written notice to the TIETEK Owners that NATK will not exercise the Crosstie Purchase Option (as defined in the Crosstie Agreement), or
(ii) the expiration of the Crosstie Purchase Option Period (as defined in the Crosstie Agreement), as such Crosstie Purchase Option Period may be extended in accordance with the terms and provisions of the Crosstie Agreement.

     (b) the date that an of the following occurs, after the expiration of the Crosstie Purchase Option Period, as such Crosstie Purchase Option Period may be extended in accordance with the terms and provisions of the Crosstie Agreement:
(i) the TIETEK Owners no longer own a majority of the capital stock of the Maker; unless the party or parties who then own a majority of the capital stock of the Maker include NATK or any of its affiliates or any other party or parties reasonably acceptable to NATK, (ii) the engagement, to any substantial extent, by the Maker and any of its subsidiaries (if any) in any business other than the Crosstie Business (as defined in the Crosstie Agreement); (iii) the sale or other disposition of 50% or more of the consolidated assets of the Maker and any of its subsidiaries (if any), unless such sale or other disposition is made to NATK or any of its affiliates; or (iv) the Maker's merger or consolidation with any other entity, unless NATK or any of its affiliates is a party to such merger or consolidation.

Interest shall be calculated from the date of each principal advance hereunder as provided in the Crosstie Agreement. Accrued and unpaid interest on this Note shall be due and payable on the first (1st) calendar day of each January, April, July and October during the term of this Note after the earlier to occur of (x) the date NATK provides written notice to the TIETEK Owners that NATK will not exercise the Crosstie Purchase Option or (y) the expiration of the Crosstie Purchase Option Period, as the same may be extended in accordance with the terms and provisions of the Crosstie Agreement (such earlier date referred to in (x) and (y) herein called the "Capitalization Date"). The amount of all interest accruing on or before the Capitalization Date shall be added to the principal amount of this Note on such date and shall be deemed to be principal under this Note, subject to the provisions of Paragraph 8 hereof.

     2. In the event that any payment hereunder is due on a day other than a business day, such payment shall instead be due and payable on the next succeeding business day. As used herein, the term "business day" means any day other than either a Federal holiday or a day during which state or federally-chartered banks located in Harris County, Texas, are required by law to be closed.

     3. To the extent of any partial payment or any partial prepayment hereunder, amounts received shall first be applied to accrued and unpaid interest, and the remainder, if any, shall then be applied to the payment of outstanding principal. This Note, and all amounts due hereunder, may be prepaid, in whole or in part, at Maker's option at any time, without premium or penalty upon thirty (30) days prior written notice.

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     4.  In the event that there is a failure to pay when due any interest or principal hereunder and such failure shall continue unremedied for a period of seven (7) days after receipt of written notice of such failure to pay, then Payee, without the necessity of further demand or presentment, may accelerate and declare in a writing delivered to Maker the entire principal balance of this Note then due and payable, together with any accrued interest thereon, and may exercise any other remedy or remedies then available to it hereunder or under law.

     5. Maker hereby waives presentment for payment, demand, notice of protect, and protest of this Note, as well as all other notices relating to this Note, except as described in the immediately preceding paragraph. Payee shall not by any act of omission or commission be deemed to waive any right or remedy hereunder or under law, except such waiver as shall be in writing and signed by Payee, and then only to the extent specifically set forth therein; a waiver as to one event shall not be a bar to or waiver of any other right or remedy as to a subsequent event.

     6. (a) (i) Maker hereby grants to Payee (sometimes referred to herein as "Secured Party") a first priority security interest in, and a first lien on, and agrees that Secured Party shall have and continue to have a first priority security interest in, and a first lien on, all of its assets including without limitation, all equipment, technologies, know-how, patents and working capital (and the proceeds of such working capital), in each case, whether currently owned or hereafter acquired (the "Maker's Collateral").

          (ii) Each of the TIETEK Owners hereby grants to Secured Party a first priority security interest in, a first priority lien on, and a pledge of all of such parties TIETEK Shares (and the proceeds thereof), in each case, whether currently owned or hereafter acquired (the "TIETEK Owners' Collateral;" together with the Maker's Collateral, the "Collateral").

     (b) The security interest and lien granted pursuant to Section 6(a) hereof shall serve to secure all indebtedness, liabilities or other sums owed or to become owing hereunder. Notwithstanding the foregoing, at the time of the Closing, as defined in and contemplated by that certain Asset Purchase Agreement (dated as of December 29, 1995, by and among NATK, GAIA Technologies, Inc., a Texas corporation, GAIA Holdings, Inc., a Delaware corporation, Thor Ventures, L.C., a Texas limited liability company, and Thor Industries, Inc., a Texas corporation, which Asset Purchase Agreement is referred to hereinafter as the "Asset Purchase Agreement"), in addition to the security interest and lien on the Collateral granted pursuant to this Note, the Borrower and the TIETEK Owners shall cause to be added as addition security under this Note a first priority security interest in, a first lien on, and pledge of, the 666,667 NATK Shares, referred to as the "Pledged Shares," in the Asset Purchase Agreement. Thereafter, as used herein the term, "Collateral" shall also include such Pledged Shares.

     (c) Maker authorizes the Secured Party to file, in jurisdictions where this authorization will be given effect, any financing statement or other document or

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instrument of any kind evidencing the security interest and/or lien granted hereunder, and at the request of Secured Party, from time to time, Maker will join the Secured Party in executing one or more of such financing statements and other documents or instruments in form and substance satisfactory to Secured Party.

     (d)  Until all obligations of Maker hereunder are satisfied in full:

          (i) Maker: (x) shall keep the Maker's Collateral free from any and all superior or equal adverse claims, pledges, mortgages, liens, charges, security interests and encumbrances, (y) shall not sell or grant to any other party any ownership or other interest in any of the Maker's Collateral, except as expressly permitted by this Note or the Crosstie Agreement, and (z) shall not move any equipment constituting any portion of the Maker's Collateral to another location without the prior written consent thereto of Secured Party, which may be granted in the sole and absolute discretion of Secured Party.

          (ii) Each TIETEK Owner shall keep his TIETEK Owners' Collateral free from any and all superior or equal adverse claims, pledges, mortgages, liens, charges, security interests and encumbrances, and shall not sell or grant to any other party any ownership or other interest in his TIETEK Owners' Collateral, except as expressly permitted by this Note or the Crosstie Agreement.

          (iii) Each of Maker and each TIETEK Owner shall immediately notify Secured Party of any transfer, pledge, claim, lien, charge or encumbrance arising in connection with any Collateral about which such party has actual knowledge.

          (iv) Maker will pay in a timely manner all taxes and other amounts due or to become due with respect to the Maker's Collateral on or after the date hereof and will pay to Secured Party all expenses and expenditures including reasonable attorney's fees and expenses incurred or paid by the Secured Party in exercising or protecting the interests, rights and remedies of Secured Party hereunder with respect to the Maker's Collateral. Maker shall, at Maker's own expense, defend the Secured Party's right, title and interest in and to the Maker's Collateral against the claims of any person, firm, corporation or other entity.

          (v) Each TIETEK Owner shall, at his own expense, pay to Secured Party all expenses and expenditures including reasonable attorney's fees and expenses incurred or paid by the Secured Party in exercising or protecting the interests, rights and remedies of Secured Party hereunder with respect to the TIETEK Owners' Collateral, and each TIETEK Owner shall severally but not jointly defend the Secured Party's right, title and interest in and to his TIETEK Owners' Collateral against the claims of any person, firm, corporation or other entity.

          (vi) Maker shall, at its own expense, pay to Secured Party all expenses and expenditures including reasonable attorney's fees and expenses incurred or paid by

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the Secured Party in exercising or protecting the interests, rights and remedies of Secured Party hereunder with respect to any of the Maker's Collateral and shall defend the Secured Party's right, title and interest in and to all of the against the claims of any person, firm, corporation or other entity.

Notwithstanding anything herein to the contrary, no TIETEK Owner shall be individually responsible or liable for the payment or performance of Maker's obligations under this Note to pay any amount of principal, interest or other payment to Payee, except to the extent of the security interest, lien and pledge of his TIETEK Owners' Collateral granted or to be granted by him pursuant to this Note, and NATK's sole recourse therefor against any TIETEK Owner shall be limited to such security interest, lien and pledge of such TIETEK Owner's Collateral granted or to be granted by him pursuant to this Note. In addition, the obligations of each TIETEK Owner under this Note, as among the other TIETEK Owners, shall be several and not joint obligations of each such TIETEK Owner.

     (f) The term "default," as used in this instrument, shall mean and include any of the following: (i) a failure to pay when due any interest (if any) or principal hereunder and such failure shall continue unremedied for a period of seven (7) days after receipt of written notice of such failure to pay, or the failure to pay when due any payment of principal or interest in accordance with the terms hereof, or (ii) the failure of Maker or any TIETEK Owner to perform in a timely manner any other obligation or agreement of such party under this instrument or the Crosstie Agreement, which failure under this clause (ii) shall continue unremedied for a period of fifteen (15) days after receipt of written notice of such failure.

     (g) In addition to any other right or remedy granted hereunder or under law upon the occurrence of a default hereunder, the Secured Party may, upon 15 days' written notice to Maker and the TIETEK Owners, but without the necessity of further demand or presentment, exercise with reference to the Collateral any and all of the rights and remedies of a secured party under the laws of the State of Texas applicable to the Collateral and, without limitation, any other right or remedy granted hereunder (all of which rights and remedies shall be cumulative), including without limitation the right and power to forthwith realize upon the Collateral or any part thereof, and may forthwith sell or otherwise dispose of and deliver the Collateral, or any part thereof or interest therein, at a public or private sale or sales, at any location in Harris County, Texas selected by Secured Party, upon such terms and conditions and for such consideration as Secured Party shall deem appropriate (in Secured Party's sole discretion), so long as the same are determined and conducted in a commercially reasonable manner, as such term is defined in and interpreted under the Uniform Commercial Code as in effect in the State of Texas on the date hereof.

     (h) Notwithstanding anything contained herein or at law to the contrary, Secured Party shall exercise its remedies as a secured party against the Collateral in the following order:

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          (i) First, as to so many of the Pledged Shares (i.e., the 666,667 NATK
Shares referred to above), if any, as may be necessary to pay any amount due hereunder; and

          (ii) Thereafter, as to all other Collateral.

     7. All notices, requests, demands, waivers and other communications required or permitted to be given under this document shall be in writing and shall be deemed to have been duly given if delivered personally, if mailed (certified or registered mail with postage prepaid) or if sent by telecopier/facsimile as follows (or at such other address or telecopy/facsimile number for a party as shall be specified by like notice):

     If to Payee:                     If to Maker or to any TIETEK Owner:

     North American Technologies            TIETEK, Inc.
     Group, Inc.                            4710 Bellaire Blvd., Suite 301
     4710 Bellaire Blvd, Suite 301          Bellaire, Texas 77401
     Bellaire, Texas 77401                  Attn:  William T. Aldrich and
     Attn:  Tim B. Tarrillion               Henry W. Sullivan
     Telecopy/Facsimile No:                 Telecopy/Facsimile No:
        (713) 662-3728                      (713) 661-1677

                                            with a copy to:
                                            Jeff Horowitz
                                            Crain, Caton & James
                                            909 Fannin, Suite 3300
                                            Two Houston Center
                                            Houston, Texas 77010
                                            Telecopy/Facsimile No:
                                                 (713) 658-1921

                                            and with a copy to:

                                            J. Denny Bartell
                                            808 Travis, Suite 1001
                                            Houston, Texas 77002

     8. The Payee, Maker and the other parties to this Note intend to contract in strict compliance with applicable usury law from time to time in effect. In furtherance thereof such persons stipulate and agree that none of the terms and provisions contained herein or in the Crosstie Agreement or in any other document executed and delivered pursuant thereto shall ever be construed to provide for such interest in excess of the maximum amount of interest permitted to be charged by applicable law from time to time in effect. The holder of his Note expressly disavow any intent to charge or collect excessive unearned interest in the event the maturity of this Note is accelerated for any reason

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(whether by action of an holder, any prepayments hereafter agreed to, the provisions of Paragraph 1 hereof or otherwise), and if any such acceleration or other event occurs, and, as a result thereof, any amounts held to constitute interest are determined to exceed any applicable legal limit, then such excess amounts shall, without penalty, be applied to reduce the amounts otherwise owing under this Note or otherwise returned to the Maker. Neither the Maker, any TIETEK Owner nor any present or future endorsers, sureties, guarantors or other persons hereafter becoming liable for payment of any obligations hereunder, under the Crosstie Agreement or any other document executed and delivered pursuant to the Crosstie Agreement shall ever be liable for unearned interest thereon or shall ever be required to pay interest thereon in excess of the maximum amount that may be lawfully charged under applicable law from time to time in effect, and the provisions of this Paragraph 8 shall control over all other provisions herein or in the Crosstie Agreement which may be in conflict or apparent conflict herewith.

     9. This instrument and the rights and obligations hereunder shall terminate upon the satisfaction in full of all obligations of Maker hereunder, and upon such termination, Secured Party agrees to execute, at the expense of Maker, such reasonable instruments to release its rights in and to the Collateral as Maker or any of the TIETEK Owners may reasonably request.

     10. THIS NOTE SHALL BE CONSTRUED, INTERPRETED, AND THE RIGHTS OF THE PARTIES DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. This Note may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

     11. Each of the TIETEK Owners joins in the execution of this document only to evidence (a) his agreement with respect to the TIETEK Owners' Collateral set out in Paragraph 6 hereof, and the provisions applying thereto contained in Paragraphs 7, 8, 9 and 10 hereof and (b) his consent to the Maker's request for additional Crosstie Advances (as defined in the Crosstie Agreement) and the execution and delivery by Borrower of a copy of Schedule 1 hereto in connection with each such request.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Note effective as of the date first above written.

                              "MAKER"

                              TIETEK, INC.

                              By: /s/ William T. Aldrich

                                Name: William T. Aldrich

                                Title: President

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                              "PAYEE"

                              NORTH AMERICAN
                              TECHNOLOGIES GROUP, INC.

                              By: /s/ Tim B. Tarrillion
                                 Tim B. Tarrillion
                                 President and Chief Executive Officer


                              "TIETEK OWNERS"
                              (for the limited purposes set out in
                               Paragraph 11 of this Note)


                              WILLIAM T. ALDRICH

                              /s/ William T. Aldrich
                              ____________________________________


                              J. DENNY BARTELL

                              /s/ J. Denny Bartell
                              ____________________________________


                              HENRY W. SULLIVAN

                              /s/ Henry W. Sullivan
                              ____________________________________


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                                 SCHEDULE 1 TO
                 PROMISSORY NOTE, SECURITY AGREEMENT AND PLEDGE
   IN THE PRINCIPAL AMOUNT OF $1,500,000, DATED DECEMBER 29, 1995, ISSUED BY
    TIETEK, INC. IN FAVOR OF NORTH AMERICAN TECHNOLOGIES, INC. (THE "NOTE")

                          Advances under Crosstie Loan

                       Date of Advance Amount of Advance
                       ---------------------------------

                       November 7, 1995       $17,850.00
                       November 10, 1995      $13,230.85
                       November 13, 1995      $ 9,750.00
                       November 20, 1995      $38,390.00
                       November 21, 1995      $18,325.00
                       November 30, 1995      $25,667.00
                       December 1, 1995       $ 5,000.00
                       December 13, 1995      $ 3,514.34
                       December 18, 1995      $32,021.75
                       December 20, 1995      $ 1,711.10
                       December 28, 1995      $54,131.82
                   _______________________  ______________
                   _______________________  ______________
                   _______________________  ______________
                   _______________________  ______________
                   _______________________  ______________
                   _______________________  ______________
                   _______________________  ______________

All capitalized terms used on this Schedule 1, unless otherwise defined herein, have the meanings given them in the Note.

Date:_______________________________

"PAYEE"                             "MAKER"

NORTH AMERICAN TECHNOLOGIES
GROUP, INC.                         TIETEK, INC.

By:______________________________    By:________________________________

 Name:___________________________       Name:___________________________

 Title:__________________________       Title:__________________________


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